Exhibit 10.10

Execution Version

Surrender of Shares and

Amendment No. 1 to the

Securities Subscription Agreement

This Surrender of Shares and Amendment No. 1, dated February 3, 2025 to the Securities Subscription Agreement, dated June 30, 2023 (this “Agreement”), is made by and between Gores Holdings X, Inc., a Cayman Islands exempted company (the “Company”), and Gores Sponsor X LLC, a Cayman Islands limited liability company (the “Subscriber”).

WHEREAS, the Company and the Subscriber have entered into that certain Securities Subscription Agreement, dated as of June 30, 2023 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for an aggregate of 11,500,000 shares of Class B ordinary shares, par value $0.0001 per share of the Company (“Class B Ordinary Shares”), for an aggregate purchase price of $25,000, and up to 1,500,000 of such Class B Ordinary Shares are subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s initial public offering (the “IPO”) do not fully exercise their over-allotment option as described therein;

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the number of Class B Ordinary Shares subject to forfeiture in connection with the IPO and the Subscriber desires to provide an irrevocable notice of surrender of certain Class B Ordinary Shares to the Company as a result of a completed decrease in the maximum offering size; and

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the governing law and jurisdiction of the Subscription Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Surrender of Shares.

(a)	The Subscriber hereby irrevocably surrenders to the Company for no consideration 4,025,000 Class B Ordinary Shares.

(b)	The Subscriber confirms that the Company has not, as at the date of this letter, issued any share certificates to it.

2.	Amendment to Subscription Agreement.

(a)	Section 3.1 of the Subscription Agreement is hereby amended by deleting the phrase “1,500,000 Shares” in its entirety and by substituting in lieu thereof the phrase “975,000 Shares.”

(b)

Section 6.8 of the Subscription Agreement is hereby amended in its entirety by substituting in lieu thereof the paragraph “Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.”

3.	Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.

4.

Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.

Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

GORES HOLDINGS X, INC.

By:	/s/ Andrew McBride
Name:	Andrew McBride
Title:	Chief Financial Officer

GORES SPONSOR X LLC

By: AEG Holdings, LLC, its Member

By:	/s/ Alec Gores
Name:	Alec Gores
Title:	Manager

[Signature Page to Surrender of Shares and

Amendment No. 1 to the Securities Subscription Agreement]